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                                                                  EXHIBIT 23

                             Consent of Ernst & Young, Independent Auditors
                             ----------------------------------------------

            We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41735) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies of our report dated March 28, 1994, with respect to the financial statements and schedules of the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies included in this Annual Report (Form 11-K) for the fiscal year ended September 30, 1993.



                                       /s/ ERNST & YOUNG
                                       ----------------------
                                       Ernst & Young
Richmond, Virginia
March 28, 1994

































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